Substitution of Power of Attorney

Pursuant to a Power of Attorney, each of the

following persons named below:

David W. Dorman

H. Laurance Fuller

Judy C. Lewent

Thomas J. Meredith

Nicholas Negroponte

Indra K. Nooyi

Samuel C. Scott III

Ron Sommer

James R. Stengel

Douglas A. Warner III

Dr. John A. White

Miles D. White

Edward J. Zander

Gregory Q. Brown

David W. Devonshire

Ruth A. Fattori

Kenneth C. Keller, Jr.

A. Peter Lawson

Daniel M. Moloney

Patricia Morrison

Richard Nottenburg

Stuart C. Reed

Steven J. Strobel

Padmasree Warrior

has appointed me his or her true and lawful

attorney-in-fact and agent, with full power

of substitution and resubstitution, in each

of his or her name, place and stead, in any

and all capacities, to prepare, sign and

file any and all Forms 3, 4, 5 and 144 and

any successor Forms (and any amendments or

corrections to all such forms, and any

related documents or items, including a

Form ID and any other documents necessary

to obtain codes and passwords necessary to

make electronic filings) which I deem needed

or desirable with the Securities and Exchange

Commission and any and all stock exchanges,

granting unto me full power and authority to

do and perform each and every act and thing

necessary or appropriate in connection with

this power and authority, hereby ratifying

and confirming all that I or my substitute

or substitutes, may lawfully do or cause to

be done by virtue thereof.  Each of the above

persons has provided that this power of

attorney shall remain in full force and effect

until each person is no longer required to file

Forms 3, 4, 5 and 144 with respect to his or

her holdings of and transactions in securities

issued by Motorola, unless earlier revoked by

each such person in a signed writing

delivered to me.

Therefore, for the period beginning on

March 26, 2007 and ending on April 2, 2007,

I, pursuant to the above described power and

authority conferred upon me, hereby constitute

and appoint Jennifer Muzzo Lagunas, Lois Dixon

and Deborah McMillan, and each of them, acting

alone without the other, to be my true and

lawful substitute, to act in my place and stead,

in any and all capacities pursuant to said above

described power and authority.

By: /s/ Carol H. Forsyte

 Carol H. Forsyte

Date: March 22, 2007